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                                                                     Exhibit 8.2

                            LOCKE LIDDELL & SAPP LLP
                           2200 Ross Avenue, Suite 220
                               Dallas, Texas 75201


                                 April 15, 1999



STB Systems, Inc.
3400 Waterview Parkway
Richardson, Texas 75080

Ladies and Gentlemen:

     We have acted as counsel to STB Systems, Inc., a Texas corporation (the "Company") in connection with the proposed merger (the "Merger") of Voodoo Merger Sub, Inc., a Texas corporation ("Sub") that is also a wholly owned subsidiary of 3Dfx Interactive, Inc., a California corporation ("Parent"), with and into the Company pursuant to the terms of that Agreement and Plan of Reorganization dated as of December 13, 1998 (the "Merger Agreement") by and among the Company, Parent and Sub. This opinion is being delivered to you in connection with the registration statement of the Parent on Form S-4, filed with the Securities and Exchange Commission on April 15, 1999 under the Securities Act of 1933, as amended (the "Registration Statement"). This opinion is being rendered pursuant to the requirements of Form S-4 under the Securities Act of 1933, as amended. Capitalized terms used hereunder but not defined have the meanings ascribed to them in the Merger Agreement or the Registration Statement.

     In rendering this opinion we have examined and are relying upon such documents (including all exhibits and schedules attached thereto) as we have deemed relevant or necessary, including (i) the Merger Agreement, (ii) the Registration Statement and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below, and our opinion is conditioned upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the representations and warranties, covenants and statements contained therein. This opinion is also subject to and conditioned upon the receipt by counsel prior to the Effective Time of the Merger of certain written tax representation letters (the "Tax Representation Letters") of the Parent, Sub and the Company satisfactory to counsel. The initial and continuing truth and accuracy of the representations contained in these Tax Representation Letters constitutes an integral basis for the opinion expressed herein and this opinion is conditioned upon the initial and continuing truth and accuracy of these representations.

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STB Systems
April 15, 1999
Page 2


     In rendering this opinion, we have assumed that (without any independent investigation or review thereof), and our opinion is conditioned on the correctness of, the following: (i) each original document submitted to us (including signatures thereto) is authentic, each document submitted to us as a copy conforms to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof; (ii) all representations, warranties and statements made or agreed to in connection with the Merger by the Company, Parent and Sub, their managements, employees, officers, directors and shareholders, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times; (iii) all covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof; (iv) the Merger will be reported by the Company, Parent and Sub on their respective federal income tax returns in a manner consistent with the opinion set forth below; and (v) any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification. We also have assumed in connection with rendering this opinion that the Merger will be consummated in accordance with the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof).

     Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that:

     (i) For United States federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     (ii) No gain or loss will be recognized by holders of Company common stock solely upon their receipt of Parent common stock solely in exchange for Company common stock in the Merger, except to the extent of cash received in lieu of a fractional share of Parent common stock.

     (iii) The aggregate tax basis of Parent common stock received by Company shareholders in the Merger will be the same as the aggregate tax basis of Company common stock surrendered in exchange therefore reduced by any amount allocable to a fractional share interest for which cash is received.

     (iv) The holding period of Parent common stock received in the merger will include the period for which the Company common stock surrendered in exchange therefor was held, provided that the Company common stock is held as a capital asset at the time of the Merger.

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STB Systems
April 15, 1999
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     (v)   Cash payments received by holders of Company common stock in lieu of a fractional share will be treated as if a fractional share of Parent common stock had been issued in the Merger and then redeemed by Parent. A shareholder of Company receiving such cash will generally recognize gain or loss upon such payment, equal to the difference, if any, between such shareholder's allocable basis in the fractional share and the amount of cash received. This gain or loss will be a capital gain or loss if the Company common stock is held by such shareholder as a capital asset at the effective time of the Merger.

     (vi) Neither Parent, Sub nor Company will recognize gain or loss solely as a result of the merger.

     We express no opinion as to the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any tax consequence of the Merger or the other transactions contemplated by the Merger Agreement or other transactions effectuated prior or subsequent to or concurrently with the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

     We express no opinion as to any transactions whatsoever if any of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver of any material provision therein. If any of the representations, warranties, covenants statements and assumptions upon which we have relied is not true and accurate at all relevant times, our opinion may be adversely affected and should not be relied upon.

     This opinion only represents our best judgment as to the probable Federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or the courts or any other government body. The conclusions stated herein are based on the Internal Revenue Code of 1986, as amended, and existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion we undertake no responsibility to advise you of any new developments in the application or interpretation of the Federal tax laws.


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STB Systems
April 15, 1999
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     This opinion is furnished to you for the purpose of complying with applicable securities laws. This opinion may not be used or relied upon by any other person or for any other purpose and may not be circulated, quoted or otherwise referred to for any purpose without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our Firm in the Registration Statement under the captions "The Merger and Related Transactions - Material Federal Income Tax Matters" and "Legal Matters."

                                       Sincerely,

                                       /s/ Locke Liddell & Sapp LLP
                                       ----------------------------
                                       LOCKE LIDDELL & SAPP LLP